SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 2, 2008

ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13638	13-3711775

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

417 Fifth Avenue, New York, New York 10016
(Address of principal executive offices) (Zip code)

(212) 576-4000
(Registrant's telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 2, 2008, Marvel entered into an amended and restated employment agreement with David Maisel.  Mr. Maisel is an executive officer of Marvel who has served since 2006 as Executive Vice President, Office of the Chief Executive and since 2007 as Chairman of Marvel Studios.  The agreement runs through December 31, 2010.  A copy of the agreement is attached hereto as Exhibit 10.1.

Mr. Maisel’s agreement provides for an annual salary of $813,200 (of which $13,200 is not subject to raises, bonuses or severance pay) in 2008 and an annual salary of $1,000,000 in each of 2009 and 2010.  The agreement also provides for an annual opportunity for (1) a discretionary performance-based cash bonus with a target amount of 50% of salary received and (2) with respect to each of 2009 and 2010, a performance-based cash bonus in the amount of $2,662,426.  In the event that the latter bonus is not payable because the applicable performance goal has not been met, Mr. Maisel is permitted under the agreement to resign on or before March 31, 2009.  The agreement provides that Mr. Maisel shall be based at Marvel’s offices in Beverly Hills, CA, with the understanding that half or less of his time performing his duties may be spent at Marvel’s headquarters in New York City.   The agreement provides, in the event of a not-for-cause termination (actual or constructive), for Mr. Maisel to receive payments of salary and bonuses, and continued vesting of equity and cash awards made under Marvel’s stock and cash incentive plans, until the earlier of December 31, 2010 or the date on which Mr. Maisel begins employment with another entity or self-employment.  If the termination occurs within twelve months after a change in control, Mr. Maisel will instead be entitled to a lump-sum payment equal to two times the sum of his salary and the average of his two most recent annual cash bonuses; he will be entitled to bonuses through December 31, 2010; and his incentive-plan awards as described above will continue to vest through December 31, 2010 unless vested sooner pursuant to the terms of the award.  The agreement contains standard provisions concerning confidentiality, non-competition and non-solicitation.

Item 9.01.            Financial Statements and Exhibits.

(d)                       Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated May 2, 2008, between Marvel Entertainment, Inc. and David Maisel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVEL ENTERTAINMENT, INC.

By: /s/ John Turitzin
Name: John Turitzin
Title: Executive Vice President
and General Counsel

Date: May 8, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated May 2, 2008, between Marvel Entertainment, Inc. and David Maisel.